Exhibit 10(b)

                                ADDENDUM NO. 1 TO
                    MASTER LEASE AGREEMENT NO. 101-19001-001
                            DATED AS OF MARCH 31,1997
                                     BETWEEN
                   THIRD COAST VENTURE LEASE PARTNERS I, L.P.
                                       AND
                  SANDBOX ENTERTAINMENT CORPORATION, AS LESSEE

This Addendum is attached to and forms part of that certain Master Lease Agreement No. 101-19001-001 dated as of March 31,1997, between THIRD COAST VENTURE LEASE PARTNERS I, L.P. ("Lessor") and SANDBOX ENTERTAINMENT CORPORATION ("Lessee"), ("Lease") agreeing as follows:

A. Terms defined in the Lease shall have the same meanings herein unless otherwise expressly set forth herein or otherwise required by context hereof.

B. The following shall be added to the terms of the Lease and are hereby incorporated therein by reference.

C. To the extent any terms or conditions contained in this Addendum may be inconsistent or conflict with any terms or conditions contained in the Lease, the terms and conditions contained in this Addendum shall govern and control.

25. Definitions.

         "Base Implicit Rate" shall mean as set forth in Section 28(b) herein.

         "Base Monthly Rent Factor" shall mean as set forth in Section 28(b) herein.

         "Base Treasury Rate" shall mean as set forth in Section 28(b) herein.

         "Equipment Cost" shall mean the lowest of: (a) manufacturer's net invoice price; (b) net book value (determined in accordance with generally accepted accounting principles); and (c) fair market value. Equipment Cost shall exclude sales tax, delivery costs, installation costs, leasehold improvements and software in excess of five percent (5%) of total findings hereunder.

         "Funding Period" shall mean from the date hereof to April 1,1998.
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         "Implicit  Rate"  shall  mean the  annual  implicit  rate set  forth in
         Section 28(c) herein.

         "Index Instrument" shall mean the U.S. Treasury Notes maturing closest to the date thirty-six (36) months from the Commencement Date of each Schedule.

         "Lease Line" shall mean the equipment lease line of credit as set forth in Section 26 herein.

         "Lease Line Amount" shall be the amount of the Lease Line to be provided hereunder as set forth in Section 26(b) herein.

         "Monthly Rent Factor" shall mean as set forth in Section 28(c) herein.

         "Treasury Rate" shall mean the yield of the Index Instrument as reported, from time to time, in the Wall Street Journal, Midwest Edition.

26. Lease Line.

         (a) Subject to the terms and conditions of the Lease, this Addendum and any applicable Schedules, and provided no Event of Default shall have occurred and be then continuing, Lessor agrees to purchase and lease new Equipment to Lessee.

         (b) The aggregate Equipment Cost of such Equipment shall not exceed $500,000.

         (c) All Equipment to be purchased by Lessor and leased to Lessee under this Lease Line shall be delivered, accepted, fully operational and funded by no later than April 1,1998.

         (d) The Equipment shall be located at Lessee's location at 2231 East Camelback, Suite 324, Phoenix, Arizona, 85016 or at such other locations as Lessor may approve prior to funding all as set forth in the applicable Schedules.

         (e) No unit of Equipment with an aggregate Equipment Cost of less than $1,000 shall be included in the Equipment.

         (f) Each piece of Equipment, its Supplier and all purchase orders, invoices & related documents will be subject to review and approval by Lessor.

27. Fundings.

         (a) Lessor, upon Lessee's request, may make progress payments for any unit of Equipment with a unit cost over $1,000 to the Supplier in accordance with Lessor's standard procedures. Lessee shall pay Lessor interim rent from the Acceptance Date to the Commencement Date as set forth in Section 2 of the Lease.
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         (b) In the event  Lessee  shall not  deliver  to Lessor  its  Equipment
Acceptance in respect of the Equipment on or before three (3) months from the date of the first progress payment made hereunder, Lessee shall pay Lessor, upon demand, an amount equal to the sum of all progress payments made by Lessor together with all accrued and unpaid interim rent.

         (c) Alternatively, Lessor may purchase Equipment from Lessee for which Lessee may have purchased and paid the Supplier. In such event, Lessee shall submit to Lessor evidence satisfactory to Lessor of payment to the Supplier within 90 days of such payment by Lessee to Supplier.

         (d) Lessor shall in its sole discretion accumulate Lessee's paid invoices and progress payment made by Lessor into Schedules of no less than $100,000 (except a final Schedule in a lesser amount as required to utilize the remaining Lease Line) which Schedules shall commence on the Commencement Date.

28. Lease Economics.

         (a) The Initial Lease Term shall be thirty-six (36) months.

         (b) The Base Monthly Rent Factor shall be 3.29% of Equipment Cost, payable monthly in advance, and reflects a Base Implicit Rate of 12.00%, which corresponds to a Base Treasury Rate of 5.94%.

         (c) For each Schedule, the Monthly Rent Factor shall be calculated based on the Implicit Rate in effect on the Commencement Date of such Schedule. Such Implicit Rate shall be equal to the Base Implicit Rate plus or minus (as appropriate) the number of basis points by which the Treasury Rate on such Commencement Date differs from the Base Treasury Rate. Notwithstanding anything to the contrary contained herein _______ minimum Implicit Rate shall be 10.00% at the maximum Implicit Rate shall be 14.00%. Upon the commencement of each Schedule, the Monthly Rent Factor for such Schedule shall be fixed for the Initial Lease Term of such Schedule.

         (d) ("X" if applicable) [_____] See casualty loss schedule attached hereto to establish value pursuant to Section 10 of the Lease in the event of an Equipment Loss.

29. Fees.

         (a) Lessor acknowledges the receipt of an application fee of $5,000. The application fee shall be applied to defray Lessor's due diligence costs and legal costs which shall not exceed $5,000. Any remaining balance will be returned to Lessee.

         (b) A commitment fee equal to 0.25% of the unused Lease Line Amount shall be paid by Lessee to Lessor on July 1,1997, October 1, 1997, January 1, 1998, and April 1,1998.
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         (c) Subject to Paragraph 29 (a) above,  Lessee shall  reimburse  Lessor for all reasonable costs related to this transaction including due diligence costs, legal costs and on-site document preparation costs (if such service is requested by Lessee).

30. End of Term Options. Provided that this Lease has not been canceled and that no Event of Default or event which, with notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing, Lessee shall elect one of the following options in clauses (a), (b), or (c) below:

         (a) Lessee's Option to Renew: At the expiration of the Initial Lease Term of the first Schedule hereto, Lessee may elect to renew the Lease with respect to all, and not less than all, of the Equipment under all Schedules at their respective expiration dates for not less than twelve (12) months nor more than twenty four (24) months at the Equipment's Fair Rental Value, but not less than 1.65% of Equipment Cost per month, which rent shall be paid monthly in advance plus any applicable taxes. Upon the expiration of such extended lease term, Lessee shall purchase the Equipment as provided in Section 30(b) unless Lessee shall have returned the Equipment as provided in Section 30(c).

         (b) Lessee's Option to Purchase: At the expiration of the Initial Lease Term of the first Schedule hereto, Lessee may elect to purchase all, but not less than all, of the Equipment under all Schedules at their respective expiration dates for a purchase price equal to the then Fair Market Value, but not less than 10% of Equipment Cost thereof as of the end of the Initial Lease Term applicable to each Schedule, plus any applicable sales or other transfer taxes payable as a result of such sale plus any amounts that remain unpaid to Lessor under the Lease.

         (c) Lessee's Option to Return At the expiration date of Initial Lease Term of the first Schedule hereto, Lessee may elect to return all, but not less than all, of the Equipment under all Schedules at their respective expiration dates in accordance with the return provisions of Section 4 of the Lease.

The foregoing options in clauses (a), (b), or (c) shall be exercised by written notice delivered to Lessor not more than 180 days and not less than 90 days prior to the expiration of the Initial Lease Term of the first Schedule hereto.

If none of the foregoing options in clauses (a), (b), or (c) of this section is duly exercised by Lessee, this Lease shall be automatically extended at the Monthly Rent Factor in effect immediately prior to the expiration date of the Initial Lease Term applicable to the first Schedule hereunder with respect to all Equipment covered by any Schedule from the expiration date of the Initial Lease Term of each Schedule on a month-to-month basis.

Lessee may terminate any _____ extended term on ninety (90) days' prior written notice to Lessor and so long as with such notice Lessee elect one of the options described in clauses (a), (b), or (c) above.
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The purchase of the Equipment by Lessee  pursuant to any options  herein granted shall be "AS IS, WHERE IS," without recourse to or any warranty by Lessor, other than a warranty that the Equipment is free and clear of liens and encumbrances resulting by or through acts of Lessor.

31. Warrants. Lessee shall issue and deliver to Lessor a warrant to purchase 75,000 shares of Series A Preferred Stock at an exercise price of $0.80 per share. The warrants shall be issued and delivered to Lessor upon the execution of the Lease, but in no event later than the execution of this Addendum. The warrant expiration dates shall be (a) with respect to 12,500 shares, May 31, 1997, and (b) with respect to the remaining 62,500 shares seven (7) years from the Commencement Date of the last Schedule. The terms of the warrant shall include piggyback registration rights on a pro rata basis with the shares of other shareholders, acceptable anti-dilution rights and shall provide for a "cashless" exercise provision in the event of exercise by Lessor.

32. Conditions Precedent. Lessee shall cause the following documents to be delivered to Lessor in form and substance acceptable to Lessor:

         (a)      Condition to closing and Lessor's performance:

                  1.       Master Lease Agreement;

                  2.       Addendum;

                  3.       Warrant and related documents;

                  4. Certified copy of Lessee's Articles of Incorporation and By-Laws;

                  5. Certificate of Good Standing from Lessee's State of Incorporation;

                  6.       Certified Copy of Corporate Resolution;

                  7.       Certificate of Incumbency and Authority;

                  8.       Legal Opinion;

                  9. UCC Search, Tax Lien Search, and Judgement Lien Search results satisfactory to Lessor;

                  10.      Release  or   subordination  of  any  prior  security
                           interests in the Equipment including "after acquired" clauses;

                  11.      Current financial statements prepared by Lessee;
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                  12.      Most recent  audited  financial  statements of Lessee
                           prepared by Independent Auditor;

                  13. Lessee's most current operating plan (including five year financial and operating projections);

                  14.      Insurance  Letter,  Loss Payable Clause  Endorsement,
                           Additional    Insured    Endorsement    and   related
                           Certificates of Insurance;

                  15. Release, Disclaimer or Subordination Agreements by each Owner and Mortgagee of the Premises of the Equipment;

                  16.      Such other items or documents as Lessor may request.

         (b) Condition to any purchase of or payment on account of the purchase of Equipment:

                  1. UCC-1 financing statements and protective fixture filings signed by Lessee (to be filed prior to the earlier of funding or, for Equipment delivered after the date of the Lease, delivery of Equipment to Lessee) together with any UCC amendments relating thereto for any prior, present or subsequent Schedule;

                  2.       Equipment Acceptance Certificate;

                  3.       Schedule;

                  4.       Software    License    Assignment    Agreement    (if
                           applicable);

                  5.       User Agreement (if applicable);

                  6. For new Equipment, Copies of Purchase Order(s), Purchase Agreement Assignment(s), Progress Payment Authorization (if applicable) and Original Invoices issued to Lessor;

                  7. For used Equipment, Certified Copies of Original Invoices, Copies of Cancelled Checks (front and back), Bill of Sale and UCC-3 Release(s);

                  8.       Such other items or documents as Lessor may request.

33. Reports. The following shall supersede and replace paragraph 21 of the Master Lease in its entirety: "So long as this Lease is in effect or Lessor holds shares and unexpired and unexercised warrants with an aggregate fair market value in excess of $50,000, Lessee shall
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provide Lessor with the  following:  (a) annual  financial  statements of Lessee
(and of any Obligers), prepared in accordance with generally accepted accounting principles and certified by independent certified public accountants within ninety (90) days after Lessee's (and any Obligor's) fiscal year end, (b) monthly financial and operating performance data as and when provided to members of Lessee's Board of Directors, investors and, if applicable, the S.E.C.; and (3) prompt written notice of any material adverse change in Lessee's financial condition, operating plan or business prospects."

34. Additional Event of Default. In addition to the events set forth in paragraph 13 of the Master Lease Agreement, an Event of Default shall occur if Chad M. Little's full-time employment with Lessee is terminated for any reason.

IN WITNESS WHEREOF, this Addendum has been executed by a duly authorized officer of Lessee as of the 6th day of May, 1997.

SANDBOX ENTERTAINMENT CORPORATION
2231 East Camelback, Suite 324
Phoenix, AZ 85016

By:               /s/ Mark Gorchoff
                  ----------------------------

Name:             Mark Gorchoff
                  ----------------------------

Title:            Chief Financial Officer
                  ----------------------------

THIRD COAST VENTURE LEASE PARTNERS I, L.P.,  Lessor
900 North  Franklin  Street, Suite 700
Chicago,  Illinois  60610
By its General  Partner,  Third Coast GP-I,
L.L.C.

By:               /s/ Miroslav Anic
                  ----------------------------

Name:             Miroslav Anic

Title:            Manager
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